Exhibit 3.28

TWENTY-SIXTH AMENDMENT OF TWENTIETH RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twentieth Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)	The partnership filed the Twentieth Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 30, 2015.

(3)

The Twentieth Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 418.

In affirmation thereof, the facts stated above are true.

Dated:  June 21, 2017

General Partner:

By /s/ James D. Weddle

James D. Weddle

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Charlton, Annette Lynn	6/1/2017	12555 Manchester Road	St. Louis, MO 63131
Klocke, Joseph Lawrence	6/1/2017	12555 Manchester Road	St. Louis, MO 63131
Martin, Kevin R.	6/1/2017	12555 Manchester Road	St. Louis, MO 63131
Stephen R. Seifert Trust	6/1/2017	12555 Manchester Road	St. Louis, MO 63131
Tricarico Jr, James A.	6/1/2017	12555 Manchester Road	St. Louis, MO 63131
William E. Fiala Trust	6/1/2017	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
James A. Tricarico, Jr. Revocable Trust	6/1/2017	12555 Manchester Road	St. Louis, MO 63131
Joseph L. Klocke Revocable Living Trust	6/1/2017	12555 Manchester Road	St. Louis, MO 63131
Kevin and Robin Martin Revocable Trust	6/1/2017	12555 Manchester Road	St. Louis, MO 63131
Qualified Spousal Trust of William E. Fiala and Susan S. Fiala	6/1/2017	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Sixth Amendment of Twentieth Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.